ASSIGNMENT OF MEMBERSHIP INTEREST
                                       IN
                              CHRISTENSON GROUP LLC
                       AN OREGON LIMITED LIABILITY COMPANY


         FOR  GOOD  AND  VALUABLE   CONSIDERATION,   Destination   Capital,  LLC
("Assignor") hereby assigns and transfers to JMW Group, LLC ("Assignee") 1,678,609 Class A Units of Christenson Group LLC (the "Company") which represent all of the Units of the Company owned by Assignor.

         As a result of this assignment and transfer, Assignee owns all outstanding Units of the Company (6,409,593 Class A Units).

         Effective December 19, 2005.

                                         DESTINATION CAPITAL, LLC
                                         By: Aequitas Capital Management, Inc.,
                                                its Manager


                                         By: /s/ ROBERT J. JESENIK
                                            ------------------------------------
                                            Robert J. Jesenik, CEO
ACKNOWLEDGED AND ACCEPTED:

JMW GROUP, LLC
By: Aequitas Capital Management, Inc., its Manager


By: /s/ ROBERT J. JESENIK
   --------------------------------------------------
   Robert J. Jesenik, CEO


























PDX/112816/141153/DLH/1411175.1